Exhibit 99.1

Finnovate Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing December 8, 2021

NEW YORK, December 6, 2021 — Finnovate Acquisition Corp. (Nasdaq: FNVTU) (the “Company”) today announced that, commencing December 8, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units. The Class A ordinary shares and warrants that are separated will trade on the Nasdaq Global Market under the symbols “FNVT” and “FNVTW,” respectively. Units that are not separated will continue to trade on the Nasdaq Global Market under the symbol “FNVTU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on November 3, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact information

Finnovate Acquisition Corp.
Ron Golan, Chief Financial Officer
ron@finnovateacquisition.com